Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 11, 2022 relating to the financial statements of Perpetua Resources Corp., appearing in the Annual Report on Form 10-K of Perpetua Resources Corp. for the year ended December 31, 2021. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte LLP

Chartered Professional Accountants

Vancouver, Canada

July 8, 2022